EXHIBIT 3.2


                                     BYLAWS

                                       OF

                               Rexray Corporation



                                    ARTICLE I

                                     Offices

     Section 1. Offices. The principal office of the corporation shall be located in Longmont, Colorado. The corporation may have such other offices, either within or outside Colorado, as the board of directors may designate or as the business of the corporation may require from time to time.

     Section 2. Registered Office and Agent. The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office if in Colorado. The registered agent or the address of the registered office, or both, may be changed from time to time by the board of directors.

                                   ARTICLE II

                                  Shareholders

     Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at ____ _.m. on the ______ _______ in the month of ____ in each year, beginning with the year 1999, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3. Place of Meeting. The board of directors may designate any place, either within or outside Colorado, as the place for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the board, the place of meeting shall be the registered office of the corporation in Colorado.

     Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting or as otherwise required by the Colorado Business Corporation Act, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that (i) if the number of authorized shares is to be increased, at least thirty days' notice shall be given, or (ii) any other longer notice period is required by the Colorado Business Corporation Act. If mailed and in comprehensible form, such notice

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shall be deemed to be given and  effective  when  deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If notice is given other than by mail, and provided that such notice is in comprehensible form, the notice is given and effective on the date received by the shareholder. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder of record if three successive letters mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

     Section 5. Fixing of Record Date. For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, the record date shall be the date on which notice of the meeting is given to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

     Section 6. Shareholders' Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at the earlier of ten days before each meeting of shareholders or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting, or any adjournment thereof, arranged by voting groups and within each voting group by class of series of shares, in alphabetical order within each class or series, with the address of and the number of shares of each class or series held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the principal office of the corporation, whether within or outside Colorado, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder or his agent or attorney during the whole time of the meeting or any adjournment thereof. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 7. Chairman of Meetings. The president shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of the president, an appropriate officer, any shareholder entitled to vote at that meeting or any proxy of any such shareholder may call the meeting to order and a chairman shall be elected. In the absence of the secretary and any assistant secretary of the corporation, any person appointed by the chairman shall act as secretary of such meetings.

     Section 8. Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

     If a quorum exists, action on a matter other than election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation.

     Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, except in the election of directors, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Colorado Business Corporation Act. In the election of directors, each record holder of stock entitled to vote at such election shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote. At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors. Cumulative voting shall not be allowed.

     Section 11. Voting of Shares by Certain Holders. Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

     Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. All other shares may be voted only by the record holder thereof, except as may be otherwise required by the laws of Colorado.

     Section 12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent (or counterparts thereof) in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders, and may be stated as such in any articles or document filed with the Secretary of State of Colorado under the Colorado Business Corporation Act. Action taken under this Section 12 is effective as of the date the last writing necessary to effect the action is received by the corporation, unless all the writings specify a different effective date, in which case such specified date shall be the effective date for such action. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent is revoked, if such writing is received by the corporation before the effectiveness of the action.

                                   ARTICLE III

                               Board of Directors

     Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Colorado Business Corporation Act or the Articles of Incorporation.

     Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be fixed from time to time by the board of directors, provided that the number of directors shall not be more than nine nor less than one. No decrease in the number of directors shall have the effect of shortening the terms of any incumbent director. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his successor shall have been elected and qualified. Directors need not be residents of Colorado or shareholders of the corporation. Directors shall be removable in the manner provided by the statutes of Colorado.

     Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. Such resignation shall take effect at the time the notice is received by the corporation unless the notice specifies a later effective date; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

     Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice than such resolution.

     Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them.

     Section 6. Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice either delivered personally or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be delivered three days after such notice is deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by telex, electronically transmitted facsimile or similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; a stated salary as director; or such other compensation as the corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless
(i) the director objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting or (iii) the director shall cause written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting or by the corporation promptly after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 11. Removal. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, remove the entire board of directors or any lesser number, with or without cause. However, if less than the entire board of directors is to be removed, no one of the directors may be removed if the vote cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors. Notwithstanding, the board of directors, by a majority vote, may remove a director, with or without cause, provided that such director was appointed by the board of directors and not elected or approved by the shareholders.

     Section 12. Executive Committee. The board of directors, by resolution adopted by a majority of the number of directors fixed by Section 2, may designate one or more directors to constitute an executive committee, which shall have and may exercise all of the authority of the board of directors or such lesser authority as may be set forth in said resolution, to the extent permitted by the Colorado Business Corporation Act. No such delegation of authority shall operate to relieve the board of directors or any member of the board from any responsibility imposed by law.

     Section 13. Other Committees. The board of directors, by resolution duly adopted, may designate other committees and appoint members thereof, but no such designation of a committee shall operate to relieve the board of directors or any members of the board from any responsibility imposed by law.

     Section 14. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board may be taken without a meeting if a consent (or counterparts thereof) in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any articles or documents filed with the Secretary of State under the Colorado Business Corporation Act. Unless the consent specifies a different effective date, action taken under this Section 14 is effective at the time the last director signs a writing describing the action taken, unless before such time any director has revoked his consent by a writing signed by the director and received by the president or secretary of the corporation.

     Section 15. Telephonic Meetings. Members of the board of directors or any committee designated by the board may participate in a meeting of the board of directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV

                               Officers and Agents

     Section 1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. One person may hold two or more offices, except that no person may simultaneously hold the offices of president and secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president.

     Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

     Section 3. Removal. Any officer or agent may be removed by the board of directors or by the executive committee whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

     Any officer may resign at any time by giving written notice thereof to the corporation. Such resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date. Unless otherwise stated in the notice, no acceptance of the resignation shall be necessary to render such resignation effective.

     Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

     Section 5. President. The president shall, subject to the direction and supervision of the board of directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. He shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the shareholders of any other corporation in which the corporation shall hold any stock. He may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any.

     Section 6. Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if there be more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

     Section 7. The Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, executive committee and the board of directors;
(b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors; (d) keep at its registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

     Section 8. Treasurer. The treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging

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to the  corporation.  He shall have such other  powers  and  perform  such other duties as may from time to time be prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

     The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the company and the results of its operations.


                                    ARTICLE V

                                      Stock

     Section 1. Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such certificates shall be consecutively numbered and signed, either manually or by facsimile, in the name of the corporation by one or more persons designated by the board of directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all information required to be provided to holders of uncertificated shares by the Colorado Business Corporation Act. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid.

     Section 2. Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars as shall be fixed from time to time by the board of directors. Such consideration may consist in whole or in part of money, other property, tangible or intangible, negotiable, recourse promissory notes secured by collateral other than the shares being purchased, or labor or services actually performed for the corporation. Future services shall not constitute payment or part payment for shares.

     Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

     Section 4. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law and evidence of compliance with applicable securities laws and other restrictions, the corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office or by its registrar duly appointed.

     The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado or as otherwise provided in these bylaws.

     Section 5. Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI

                       Indemnification of Certain Persons

     Section 1. Indemnification Against Third Party Claims. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of the corporation or, in all other cases, in a manner that was at least not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 2. Indemnification Against Derivative Claims. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of the corporation or, in all other cases, in a manner that was at least not opposed to the corporation's best interests, but no indemnification shall be made in connection with a proceeding in which such person has been adjudged to be liable to the corporation.

     Section 3. Indemnification Against Claims Involving Improper Personal Benefit. Notwithstanding the provisions of Sections 1 and 2 of this Article VI, no indemnification shall be made to any director in connection with any proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that he or she derived an improper personal benefit.

     Section 4. Rights to Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits in defense of any action, suit or proceeding referred to in Section 1, 2 or 3 of this Article VI or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the corporation other than the determination in good faith that such defense has been successful. In all other cases, any indemnification under
Section 1, 2 or 3 of this Article VI (unless ordered by a Court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article VI. Such determination shall be made by (a) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if a quorum cannot be obtained, by a majority vote of a committee of the board designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee, or (c) if the quorum cannot be obtained or the committee cannot be established under Subsection (b) of this Section 4 or, even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or committee so directs, the determination required to be made by this Section 4 shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in Subsection (b) or (c) of this Section 4 or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority of the full board or (ii) by the shareholders.

     Section 5. Indemnification by Court Order. A director, officer, employee or agent who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: (a) if it determines the person is entitled to mandatory indemnification under Section 4 of this Article VI, the court shall order indemnification, in which case the court shall also order the corporation to pay the person's reasonable expenses incurred to obtain court-ordered indemnification; or (b) if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in Section 1 or 2 of this Article VI or was adjudged liable in the circumstances described in Section 2 or 3 of this Article VI, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in Section 2 or 3 of this Article VI is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     Section 6. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability, nor of any other issue or matter.

     Section 7. Advance of Expenses. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section 4 of this Article VI if: (a) the director, officer, employee or agent furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Sections 1 and 2 of this Article VI, (b) the director, officer, employee or agent furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is determined that he did not meet such standard of conduct and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under this
Article VI.

     Section 8. Other Indemnification Rights. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person. However, the indemnification provisions provided hereby or otherwise concerning the corporation's indemnification of or advance for expenses to directors (except for insurance policies) shall be valid only if and to the extent the provision is consistent with the provisions of Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act.

     Section 9. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                   ARTICLE VII

                             Provision of Insurance

     By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article VI of these bylaws. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

                                  ARTICLE VIII

                                  Miscellaneous

     Section 1. Waivers of Notice. Whenever notice is required by law, by the Articles of Incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

     Section 2. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words "Seal, Colorado."


     Section 3. Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

     Section 4. Amendments. The board of directors shall have power, to the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The shareholders shall also have the power to make, amend or repeal the bylaws of the corporation at any annual meeting or any special meeting called for that purpose.

     Section 5. Gender. The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

     Section 6. Conflicts.  In the event of any irreconcilable  conflict between
these  bylaws  and  either  the  corporation's   articles  of  incorporation  or
applicable law, the latter shall control.

     Section 7. Definitions. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Colorado Business Corporation Act.

DATED the 1st day of May, 2002.



                                       /s/ James B. Wiegand
                                       ------------------------------
                                       James B. Wiegand, Incorporator



     James B. Wiegand hereby consents to the appointment as the initial registered agent for the corporation.


                                       /s/ James B. Wiegand
                                       ------------------------------
                                       James B. Wiegand
                                       Initial Registered Agent